THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "ACT") AND APPLICABLE STATE SECURITIES LAWS. THEY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF WITHIN THE MEANING OF THE ACT AND THE RULES AND REGULATIONS THEREUNDER. ACCORDINGLY, THESE SECURITIES MAY NOT BE SOLD, ASSIGNED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS OR UNTIL: (1) A REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES HAS BECOME EFFECTIVE UNDER THE ACT, OR (2) THE COMPANY HAS RECEIVED EVIDENCE SATISFACTORY TO IT THAT ANY SUCH SALE OR OTHER DISPOSITION OF SUCH SECURITIES WILL BE MADE IN COMPLIANCE WITH RULE 144, AND THE APPLICABLE STATE SECURITIES LAWS, OR (3) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT REGISTRATION UNDER THE ACT, AND APPLICABLE STATE SECURITIES LAWS, ARE NOT REQUIRED.

THIS NOTE IS SUBJECT TO THE PROVISIONS OF A DEBT SUBORDINATION AGREEMENT BETWEEN THE PAYEE NAMED HEREIN AND NORWEST BUSINESS CREDIT, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION AND THEIR REPRESENTATIVES, AFFILIATES, SUCCESSORS AND ASSIGNS.

                              PROMISSORY NOTE
                      --------------------------------

$__________________                                         May 16, 1996
			        		                                        Executed and Delivered
                                                       at Eagan, Minnesota

     FOR VALUE RECEIVED, THE SPORTSMAN'S GUIDE, INC., a Minnesota corporation (the "Corporation"), promises to pay to the order of
______________________________________________________________
(the "Payee") at such address as the holder hereof may from time to time designate, the principal sum of ____________________________________
___________DOLLARS ($______________ ) together with interest on the unpaid principal balance at a rate equal to the base rate of interest as announced by Norwest Bank Minnesota from time to time (the "Base Rate") plus 1.75% provided however that in the event the Base Rate plus 1.75% is
           -------- -------
less than 9% during any period of time, interest shall accrue on the outstanding principal amount of the Promissory Note at the rate of 9% per annum during such period. Such principal and interest shall be paid in installments as follows:

          (a) Commencing on August 31, 1996, installments in the amount of all accrued and unpaid interest shall be due and payable on February 28, May 31, August 31 and November 30 of each year until the unpaid balance of principal and all accrued interest have been paid in full.

         	(b)  On June 15, 1998, an installment in the amount of _____________
________________________________________ DOLLARS  ($_____________ ), plus all accrued and unpaid interest, shall be due and payable.

                           TERMS AND CONDITIONS
                  ---------------------------------------

     1.  The Note.  This Note is a duly authorized Promissory Note
         ---------
of the Corporation.

     2.  Subordination of Note.  This Note is subject to the provisions of a
         ----------------------
Debt Subordination Agreement dated of even date herewith between Payee and Norwest Business Credit, Inc., Norwest Bank Minnesota, National Association and their representatives, affiliates, successors and assigns.

     3.  Security.  This Note evidences a loan and is secured by a lien on all
         ---------
of the Corporation's assets and property (the "Security Interest") of even date, such Security Interest to be subordinate to any lien, encumbrance or Security Interest held by Norwest Business Credit, Inc. or Norwest Bank Minnesota, National Association and their representatives, affiliates, successors and assigns. All provisions of the Security Interest are made a part of this Note. The priority of this Note and the Security Interest is in pari passu with all other notes and security interests executed and delivered by the Corporation on even date herewith (collectively, the "Additional Notes"). Should the Security Interest securing the Additional Notes be subject to foreclosure, the Payee agrees that any payment to the Payee shall be on a pro-rata basis of the payments to the holders of the Additional Notes.

     4.  Defaults.
         ---------

         4.1 Events of Default.  If any of the following events (herein called
             ------------------
"Events of Default") shall occur:

             (a) the Corporation shall default in the payment of any part of the principal or interest due on this Note when the same shall become due and payable and the default continues for more than ten (10) days after written notice of such default; or

           		(b)  the Corporation shall default (as principal or guarantor or other surety) either in the payment of the principal of or interest on any indebtedness for borrowed money (other than this Note) or with respect to any of the provisions of any instrument evidencing indebtedness for borrowed money or of any agreement relating thereto, and such default shall continue without waiver thereof beyond any grace period provided in respect thereof and the holder of such indebtedness accelerates the amount due and payable thereunder; or

           		(c) the Corporation shall default in the observance or performance of any other of the terms, conditions, agreements or covenants contained in this Note or the Security Interest securing this Note and required on the Corporation's part to be observed or performed, and such default shall not have been remedied within 30 days after written notice thereof shall have been given to the Corporation by Payee (or, if the matter complained of cannot reasonably be cured within thirty
     (30) days, the Corporation fails to promptly commence and diligently proceed to effect the cure within a reasonable time); or






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
           		(d)  the Corporation shall make a general assignment for the benefit of creditors or file a petition in bankruptcy, or if a petition in bankruptcy shall be filed against the Corporation and the Corporation is adjudicated bankrupt or insolvent, or is a receiver of any of the
     Corporation's property or assets shall be appointed, and such appointment is not vacated within 60 days thereafter;

then and in any such event the Payee may at any time (unless all defaults theretofore shall have been remedied) at his option, by written notice or notices to the Corporation, declare the principal of this Note together with all accrued interest thereon, to be immediately due and payable, and upon any such declaration the same shall become and be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Corporation.

         5.2  No Implied Waivers.  No course of dealing between the
              -------------------
Corporation and the Payee and no failure or delay on the part of the Payee in exercising any right hereunder shall operate as a waiver of such right, nor shall any single or partial exercise of any right hereunder prevent any other or further exercise of such right or of any other right hereunder.

         5.3  Costs and Expenses of Collection.  The Corporation covenants
              ---------------------------------
and agrees that, in the case of a default in the payment of any principal of, or interest on this Note, it will pay to the Payee, to the extent permitted by applicable law, such costs and expenses of collection, including reasonable attorneys' fees.

     6.  Prepayment.  Upon giving not less than fifteen (15) days prior
         -----------
written notice to the holder of this Note, the Corporation may prepay at any time without penalty the whole or part of the principal outstanding hereunder, together with accrued interest and any other amounts due and payable hereunder to the date of such prepayment.

     7.  Governing Law.  This Note shall be construed in accordance with and
         --------------
governed by the laws of the State of Ohio as applicable to agreements executed and fully performed in the State of Ohio.

     8.  Presentment, etc.  Presentment, protest, notice of dishonor, demand
         -----------------
for payment, notice of protest and notice of nonpayment are hereby waived.

                                                 THE SPORTSMAN'S GUIDE, INC.


                                                 By /s/ Gary Olen
                                                   -------------------------
                                                   Gary Olen, President





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